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Exhibit 10.39

MASTER PROFESSIONAL SERVICES AGREEMENT

LOCAL MATTERS (Supplier)

TELECOM DIRECTORIES LIMITED (Telecom)

TABLE OF CONTENTS

1	ADDITIONAL DEFINITIONS	3
2	AGREEMENTS	4
3	TERM	4
4	DELIVERABLES	5
5	CONTRACT MILESTONES	5
6	ACCEPTANCE	6
7	SUPPLIER OWNED DELIVERABLES	7
8	TELECOM OWNED DELIVERABLES	8
9	INTELLECTUAL PROPERTY INDEMNITY	8
10	LIABILITY	9
11	INSURANCE	9
12	RISK MANAGEMENT	9
13	CHANGE CONTROL	11
SCHEDULE A—FORM OF SOW		13
1	OPTIONAL [RELATED DOCUMENTS]	13
2	TERM AND TERMINATION	13
3	DELIVERABLES	14
4	TELECOM REQUIREMENTS	14
5	OPTIONAL [LICENCE TERMS]	15
6	PROFESSIONAL SERVICES	15
7	OPTIONAL [PROJECT MANAGEMENT SERVICES]	15
8	CONTRACT MILESTONES	17
9	CHARGES	18

Date:	2006

PARTIES

LOCAL MATTERS at
 1221 Auraria Parkway
Denver
CO 80204 (Supplier)

TELECOM DIRECTORIES LIMITED at Wellington, New Zealand (Telecom)

BACKGROUND

A.
Concurrently with this Master Professional Services Agreement, the parties agreed to the General Terms executed by the parties hereto that are incorporated into their agreements, from time to time, including this Master Professional Services Agreement (the General Terms).

B.
Under this Master Professional Services Agreement, Supplier may from time to time agree to provide IT related services to Telecom as described in individual Statements of Work (SOWs).

C.
The parties agree that the SOW dated 9 May 2006 and attached to this Master Professional Services Agreement as Appendix 1 shall be deemed to be the first SOW executed under this Master Professional Services Agreement and accordingly the terms and conditions of this Master Professional Services Agreement and the General Terms shall be incorporated into that SOW. For the avoidance of doubt the parties agree that all services performed under this SOW have been delivered by Supplier and accepted by Telecom.

AGREEMENT

1
ADDITIONAL DEFINITIONS

Words defined in the General Terms will have the same meaning in this Master Professional Services Agreement and each SOW. Additionally, in this Master Professional Services Agreement and each SOW the following capitalized terms will have the following meanings:

Acceptance and Accepted, in relation to any Deliverable, means that Telecom has accepted (or has been deemed to have accepted) the Deliverable in accordance with clause 6 (Acceptance).

Agreement means this Master Professional Services Agreement (including its Schedules), the Requirements, and the General Terms.

Associated SOW means any SOWs that are expressed, in any SOW, to be "associated" with one another.

Contract Milestone means all or any of the performance milestones and their associated dates for Supplier or Telecom (as the case may be) as specified in the relevant SOW.

Deliverable means all or any of the items described as "deliverables" in the relevant SOW, provided, however, that Deliverables expressly exclude Software.

Delivery Notice means written notice from Supplier to Telecom, given together with Supplier's provision of a Deliverable, that the Deliverable is ready for its User Acceptance Tests.

General Terms has the meaning given to it in the Background section of this Master Professional Services Agreement.

Impact Assessment has the meaning given to it in clause 13 (Change Control).

Risk Assessment has the meaning given to that term in clause 12.1 (Supplier to assess risks).

Requirements in relation to any Deliverable means Telecom's business, functional, non-functional, operational, performance and other requirements for that Deliverable as specified in the relevant SOW.

Software means any computer software (including, without limitation, modifications, updates, upgrades and bug fixes) licensed or provided by, or to be licensed or provided by, Supplier to Telecom under the terms of a separate licence agreement to be entered into between the parties.

SOW or Statement of Work means a document entitled "SOW" or "Statement of Work" executed by both of the parties hereto and expressly incorporating the provisions of this Agreement, as amended from time to time, a form of which is attached hereto as Schedule A.

Supplier Owned Deliverable means any Deliverable other than a Telecom Owned Deliverable which is to be licensed to Telecom as specified in the Agreement or relevant SOW.

Supplier Pre-Existing IP means any Intellectual Property right, title or interest in a Deliverable which is either:

(a)
owned by, licensed to or in the possession of Supplier on or prior to the commencement of the relevant SOW; or

(b)
developed by, licensed to or in the possession of Supplier after the commencement of the relevant SOW, but not in relation to the relevant SOW.

Telecom Owned Deliverable means any Deliverable that is to be owned by Telecom, as specified in the relevant SOW.

User Acceptance Tests, in relation to any Deliverable, means assessment tests of the Deliverable to determine whether the relevant Deliverable has the performance, functionality and attributes as described in the Requirements.

Warranty Period in relation to any SOW means ninety (90) days following final Acceptance of all Deliverables under that SOW unless agreed otherwise in the relevant SOW.

2
AGREEMENTS

2.1
SOWs
All Deliverables requested by Telecom shall require a SOW to be executed by both parties. Telecom and Supplier may from time to time agree to SOW's which, on their execution, will be deemed part of this Agreement.

2.2
Precedence
In the event of any conflict between the various parts of this Agreement, the following descending order of precedence shall apply, unless the context otherwise requires:

(a)
the relevant SOW;

(b)
the Schedules;

(c)
this Master Professional Services Agreement (excluding the Schedules); and

(d)
the General Terms.

3
TERM

3.1
This Agreement
This Agreement will commence on the date of its execution by the last of the parties to execute it, and will remain in effect for so long as any SOW is in effect unless terminated in accordance with the General Terms.

3.2
SOWs
Each SOW will commence on the date of the last of the parties to execute it and will remain in effect for the term specified in that SOW.

3.3
Associated SOWs
If either party has the right to terminate any SOW, it will also have the right to terminate, on the same terms, all or any of that SOW's Associated SOWs.

3.4
Survival
The following clauses will remain in full force and effect following the termination or expiry of all or any part of this Agreement: clauses 1(Definitions), 2.2 (Procedure) 6.8 (Warranty period), 7 (Supplier Owned Deliverables), 8 (Telecom Owned Deliverables), 9 (Intellectual Property Indemnity) and 10 (Liability).

4
DELIVERABLES

4.1
Supplier to provide
Supplier will provide the Deliverables in accordance with the relevant SOW. Each SOW will reasonably identify all material activities and resources necessary, including those of any other person, to achieve successful and timely completion and Acceptance of the Deliverables.

4.2
Telecom to assist
Telecom will provide such assistance as is specified in the relevant SOW as is reasonably necessary for Supplier to perform its obligations hereunder, or as otherwise agreed to by the parties.

5
CONTRACT MILESTONES

5.1
Obligation to meet Contract Milestones
Each party agrees to meet each of its Contract Milestones, except only to the extent it is:

(a)
excused in accordance with the Force Majeure provisions of the General Terms;

(b)
acting reasonably on the express instructions of the other party or its contractors; or

(c)
unable to do so due to any breach or negligence by or on behalf of the other party or its contractors.

5.2
Notice of slippage
If either party anticipates any delay (for any reason) in meeting any of its Contract Milestones, it will give the other party written notice of the anticipated delay as soon as is reasonably practicable.

5.3
Fixing slippage
If either party reasonably believes that the other party may fail to meet a Contract Milestone, the first party may give written notice to that effect to the other party specifying the reason for its belief and the changes that it reasonably believes are necessary (including changes to the timetable or resources provided by either party under this Agreement) so that the Contract Milestone may be met. Within 3 Working Days of such notice, the other party will notify the first party in writing the extent to which it accepts such changes and, to the extent it does not, why it does not. The parties may agree to extend the Contract Milestone a reasonable length through good faith, prompt negotiation Except as allowed in the previous sentence, notice under this clause will not excuse the other party from its obligation to meet its Contract Milestones or from any consequences of delay.

5.4
Remedies for Supplier's delays
If any Contract Milestone of Supplier is not met other than as permitted under Clause 5.1

  (Obligation to meet Contract Milestones) then (without prejudice to any other rights of or remedy), Telecom may terminate the SOW concerned on such date as Telecom specifies in its notice as allowed in Section 10 of the General Terms. Unless otherwise provided in an applicable SOW, in the event of such termination:

    (i)
    Telecom may, on or before the termination date, return to Supplier all or any Deliverables previously provided under the applicable SOW and, where applicable, title will revert to Supplier accordingly; and

    (ii)
    Supplier will, immediately following the termination date; repay all Charges previously paid by Telecom under the terminated SOW, other than Charges relating to Deliverables retained by Telecom following the termination date.

Supplier will promptly pay Telecom liquidated damages for the relevant delay at the rate (excluding GST) set out in the SOW (if any).

5.5
Remedies for Telecom's delays
If any Contract Milestone of Telecom is not met other than as permitted under clause 5.1 (Obligation to meet Contract Milestones), then Supplier's sole remedy/remedies for such delay (other than as expressly provided elsewhere in this Agreement) will be an extension of any Contract Milestone that Supplier is prevented from meeting as a result of such delay by the period during which the delay prevented Supplier from meeting its Contract Milestone. If any extension of a Contract Milestone of Telecom exceeds twenty (20) days then the parties will negotiate in good faith a partial payment of the fees related to the affected Contract Milestone.

6
ACCEPTANCE

6.1
Deliverables Testing
Both parties will agree in writing to an acceptance test plan pursuant to which Telecom will perform User Acceptance Tests prior to commencement of any User Acceptance Tests.

6.2
Delivery for user acceptance testing
When both parties reasonably consider that a Deliverable is capable of passing its User Acceptance Tests, either on first delivery of the Deliverable in accordance with this clause, or following its correction in accordance with clause 6.6 (Acceptance failure and rework), Supplier will deliver the Deliverable to Telecom together with a Delivery Notice (Delivery for Testing).

6.3
User acceptance tests
Beginning upon the dates of the Delivery for Testing, Telecom will have thirty (30) days (Test Period) to perform the User Acceptance Tests on the Deliverable unless specified otherwise in the relevant SOW. No Deliverable will fail its User Acceptance Tests to the extent such failure relates to any:

(a)
modification to the Deliverable by or on behalf of Telecom, that was not approved by or on behalf of Supplier; or

(b)
negligence, default, damage or interference caused by or on behalf of any person other than Supplier or its Subcontractors.

6.4
Notification of pass/fail
No later than the completion of the User Acceptance Tests, Telecom will notify Supplier in writing whether the Deliverable has, in Telecom's reasonable discretion:

(a)
passed its User Acceptance Tests, in which case the Deliverable will be taken to be accepted; or

  (b)
  failed its User Acceptance Tests, in which case the provisions of clause 6.6 (Failure and rework) will apply.

6.5
Deemed acceptance
Telecom will be deemed to have accepted the Deliverable if Telecom fails to notify Supplier in writing prior to the end of the Test Period whether the Deliverable has passed or failed its User Acceptance Tests.

6.6
Acceptance failure and rework
If Telecom notifies Supplier in accordance with clause 6.4 (Notification of pass/fail) of any failure of a Deliverable to pass its User Acceptance Tests, Supplier will use reasonable efforts to correct all such failures and resubmit the Deliverable to Telecom in accordance with clause 6.2 (Delivery for user acceptance testing).

6.7
Remedy for acceptance failure
If any Deliverable was not delivered to Telecom in a form that was capable of passing its User Acceptance Tests (as subsequently determined, if necessary, in accordance with this Agreement) by its third Delivery for Testing, then Telecom may (without prejudice to any other remedy available to it) do any one or more of the following by providing notice in writing to Supplier within one month of the date of the third Delivery for Testing:

(a)
accept all or part of the Deliverable subject to a reduction in the Charges as reasonably agreed to by the parties;

(b)
deem the failure to be a breach of the SOW concerned; and/or

(c)
terminate the SOW under which the rejected Deliverables were created on such date as Telecom specifies in its notice. In the event of such termination;

(i)
Telecom may, on or before the termination date, return to Supplier all Deliverables previously provided under the relevant SOW and title will revert to Supplier accordingly: and

(ii)
Supplier will, immediately following the termination date, repay all Charges previously paid by Telecom, other than Charges relating to Deliverables retained by Telecom following the termination date.

6.8
Warranty Period
Notwithstanding Acceptance of any Deliverable, Supplier will use commercially reasonable efforts to correct any failure of the Deliverable to meet its Requirements that is notified by Telecom to Supplier in writing within the Warranty Period provided that where the failure is related to a standard, non customised Supplier product, Supplier will use commercially reasonable efforts to correct any material failure to substantially meet its specifications or provide an alternative workaround.

6.9
Virus Protection
Supplier will use commercially reasonably efforts to ensure that it (and its Subcontractors) does not directly or indirectly introduce any computer viruses, worms, software bombs or other similar items in the Deliverables or Services or Telecom's systems.

7
SUPPLIER OWNED DELIVERABLES

As between Supplier and Telecom, Supplier will own all right, title, and interest in and to all Supplier Owned Deliverables (and all Intellectual Property therein) and all Supplier Pre-Existing Intellectual Property. Except as otherwise provided in the relevant SOW, Supplier grants Telecom and its Affiliates a perpetual, non-exclusive non-transferable right to use, copy and modify each

  Supplier Owned Deliverable (but expressly excluding any Software) solely for its internal business purposes.

8
TELECOM OWNED DELIVERABLES

8.1
Ownership (except for Supplier Pre-Existing IP)
All Intellectual Property right, title or interest which may subsist in any Telecom Owned Deliverable (other than any Supplier Pre-Existing IP in that Deliverable) will vest absolutely and exclusively in Telecom on its creation in material form and without the need for any further act by Telecom except as required by law.

8.2
Use of Supplier Pre-Existing IP
Ownership of any Supplier Pre-Existing IP in a Telecom Owned Deliverable remains with Supplier, but Supplier grants Telecom a non-exclusive, non-transferable perpetual and royalty free licence to all Intellectual Property Rights in that Supplier Pre-Existing IP in a Telecom Owned Deliverable, but expressly excluding any Software, but only to the extent necessary to enable Telecom to use, copy, modify, sublicense and distribute Telecom Owned Deliverables.

8.3
Moral rights
Each Supplier waives, and will use its reasonable efforts to have its Subcontractors' Personnel (prior to the creation of the Moral Rights) waive all Moral Rights in each Telecom Owned Deliverable (other than any Supplier Pre-Existing IP in that Deliverable). Moral Rights means the rights of the author of a copyrighted work (including any right to be identified as the author of the work or to object to derogatory treatment of the work) in any jurisdiction.

9
INTELLECTUAL PROPERTY INDEMNITY

9.1
Indemnity
Supplier will indemnify and hold Telecom harmless against all actions, proceedings, losses, liabilities, damages, claims, demands, costs, (including reasonable legal expenses) suffered or incurred by Telecom arising out of or in connection with any third party claims alleging that a Deliverable infringes or misappropriates a U.S. or New Zealand patent, copyright, or trade secret (each, a "Claim"), and will pay all final judgements awarded or settlements agreed to by Supplier on such Claims. Supplier will not be liable under this clause 9.1 to the extent the Claim arises out of or is related to (i) a modification of a Deliverable which is not recommended, approved or provided by or on behalf of Supplier or its authorized agent, (ii) a combination of the Deliverable with any third party software or equipment not specified or recommended under this Supply Agreement (including the Statements of Work) or for which Telecom reasonably should have known the Deliverable should not have been combined, where such combination is the cause of such infringement, (iii) the use of a version of a Deliverable other than the then-current version which has been provided to Telecom if the infringement would have been avoided by use of the then-current version; (iv) use or exploitation of a Deliverable which Telecom reasonably should have known would exceed the rights and benefits provided by Supplier under this Supply Agreement; (v) or the incorporation into a Deliverable of any feature or information provided by Telecom.

9.2
Procedure
In the event of any Claim, Telecom will:

(a)
promptly notify Supplier in writing of the Claim and must not make any admission or purport to settle any Claim without Supplier's prior written consent (which will not be unreasonably withheld or delayed);

(b)
at Supplier's request and expense, grant Supplier sole control of the defence, negotiation of settlement, and litigation resulting from the Claim, provided that Telecom will be entitled to be represented at Telecom's sole cost, and be consulted on, all such negotiations and litigation; and

  (c)
  at the request of Supplier, provide reasonable assistance with such defence, negotiation of settlement or litigation, and Supplier must reimburse Telecom for its reasonable staff costs and out of pocket expenses of so doing.

9.3
Remedies
If any Claim prevents or threatens to prevent the supply or use of any Deliverable, then Supplier must (at its own election and expense) either:

(a)
obtain the right to continue providing the relevant Deliverable to Telecom or the right for Telecom to use or continue to use the relevant Deliverable;

(b)
modify the relevant Deliverable so that it becomes non-infringing;

(c)
replace the relevant Deliverable with another non-infringing item.

(d)
If none of (a), (b) or (c) is commercially reasonable, terminate the license for the infringing Deliverable (if any) and refund the Charges paid for that infringing Deliverable.

Supplier must ensure that any action under (a)—(c) above does not materially affect the performance of the Deliverable or Telecom's use of it. This Section 9 states Supplier's entire liability and Telecom's sole and exclusive remedy for any Intellectual Property infringement.

10
LIABILITY

10.1
No indirect damages
Notwithstanding any other provision of this Agreement, neither party will be liable to the other (under the law of contract, tort, equity or otherwise) for any damages arising out of or in connection with this Agreement that are indirect (meaning not arising in the ordinary course as a direct, natural or probable consequence of the act or omission complained of), regardless of the cause of such damages or whether the other party had been advised of the possibility of such damage.

10.2
Direct damages limited
Subject to clause 10.1 (No indirect damages), each party's liability to the other for damages (under the law of contract, tort, equity or otherwise) arising out of or in connection with any SOW will be limited in aggregate:

(a)
in the case of Supplier, to NZD10 million; and

(b)
in the case of Telecom the lesser of:

(i)
amount payable by Telecom to Supplier under this Agreement; and

(ii)
NZD50,000 per event or series of related events, but not more than a total of NZD100,000 for any events which occur in any 12 month period.

provided that neither party's liability will be limited under this clause:

(c)
in the case of fraud;

(d)
in relation to any unauthorised use of the other party's Intellectual Property or Confidential Information; or

(e)
in relation to liability under clause 9 (Intellectual Property Indemnity).

11
INSURANCE

11.1
Required insurance
Supplier will maintain for the term of the Supply Agreement, and for a period of 6 months after, public liability and professional indemnity insurance cover with a reputable insurance company for a sum not less than the higher of NZD10 million or the maximum amount its limitation of liability under the Supply Agreement for any one claim or series of claims arising out of one event.

11.2
Certificate of insurance
At Telecom's request, Supplier will, within one month of the date of the signing of the Supply Agreement and promptly following each policy's renewal, provide a certificate of insurance from its insurance company certifying that Supplier has effected such insurances.

11.3
Insurance by Telecom
If Supplier defaults on its obligations under clause 11 (Insurance), unless Supplier remedies such default within 20 Working Days of Telecom's written notice requiring it to do so, Telecom will be entitled to obtain the relevant insurance, and to either deduct the insurance premiums and any excess from the money payable to Supplier under the applicable Supply Agreement or to be promptly reimbursed for such costs by Supplier (who agrees to do so).

12
RISK MANAGEMENT

12.1
Supplier to assess risks
Prior to execution of each SOW, Supplier will provide Telecom with a written assessment of all reasonably foreseeable risks which may impact on Supplier meeting its obligations under that SOW (Risk Assessment).

12.2
Content of Risk Assessment
The Risk Assessment must (as a minimum) contain the following information:

(a)
a description of all actually known risks in each of the following categories (together, the Risks):

(i)
project management;

(ii)
personnel and resources;

(iii)
technical or technological;

(iv)
commercial and business; and

(v)
any other risks.

(b)
the probability of each of the Risks occurring;

(c)
for each Risk, the likely impact if that Risk occurred; and

(d)
the processes and preventative measures Supplier has taken (or will take) to minimise or eliminate the possibility of each of the Risks occurring.

12.3
Telecom may request further Risk minimisation measures
At any time after receiving the Risk Assessment, Telecom may request that Supplier implement reasonable processes or preventative measures in order to minimise or eliminate the possibility of a Risk occurring. The implementation of such processes or measures:

(a)
will not relieve Supplier from any of its obligations under this Agreement; and

(b)
will not constitute a defence if Supplier would otherwise be liable to Telecom under this Agreement.

The allocation of reasonable costs of such implementations will be negotiated in good faith by the parties.

13
CHANGE CONTROL

13.1
Changes require written request
Except for addressing slippage under Section 5.3, changes to a SOW must be made in accordance with this clause 13 (Change Control). Requested changes may be initiated:

(a)
by Telecom by submitting a written request for the change to Supplier (subject to the remainder of this clause 13); or

(b)
by Supplier by submitting an Impact Assessment to Telecom.

13.2
Impact Assessment
Supplier will submit an Impact Assessment to Telecom whenever (i) Supplier wishes to make a change to a SOW, or (ii) within 14 days after the receipt of a written change request from Telecom under clause 13.1(a) (Changes require written consent).

Each impact assessment (an Impact Assessment) will contain:

(a)
Background information: background information, including:

(i)
a unique reference number and the title of the change request;

(ii)
the originator of and date of the change request;

(iii)
the reason for the change;

(iv)
a summary of the change;

(b)
Impact on SOW: the impact, if any, of the change the SOW including, without limitation:

(i)
any project plan;

(ii)
any Contractual Milestones;

(iii)
any Deliverables;

(iv)
Personnel;

(v)
the Charges; or

(vi)
any contractual issues.

(c)
Risk Assessment: an updated Risk Assessment; and

(d)
Other matters: the date of expiry of validity of the Impact Assessment, and provision for signature by Telecom and Supplier.

Supplier agrees that each Impact Assessment will not impose or imply any unreasonable or arbitrary conditions in any response to any Telecom change request.

13.3
Telecom to notify whether request accepted
Telecom may, in respect of each Impact Assessment and within the period of the validity of that Impact Assessment, evaluate the Impact Assessment and as appropriate either:

(a)
reasonably request further information related to the Impact Assessment, which will be supplied by Supplier promptly;

(b)
approve the Impact Assessment, in which case the SOW will be amended in accordance with the Impact Assessment on its signature by both parties; or

  (c)
  notify Supplier of the rejection of the Impact Assessment, in which case the SOW will continue in force unchanged.

EXECUTION
For TELECOM DIRECTORIES LIMITED by:	For LOCAL MATTERS, INC. by:

/s/ DUDLEY ENOKA Signature	/s/ PERRY EVANS Signature

Dudley Enoka (GM) Name / position	Perry Evans/CEO Name / position

April 8, 2006 Date	August 4, 2006 Date

SCHEDULE A—FORM OF SOW

SOW FOR [INSERT PROJECT NAME]

Reference:	[Professional Services Agreement number / SOW number]

Date:	20

LOCAL MATTERS at Denver, Colorado, U.S.A. (Supplier) and TELECOM DIRECTORIES LIMITED at Wellington, New Zealand (Telecom) executed a Master Professional Services Agreement dated [insert date] (Master Agreement) under which Supplier may from time to time provide professional services to Telecom under separately executed SOWs, such as this SOW.

14
OPTIONAL [RELATED DOCUMENTS]

14.1
Optional [Associated SOWS]
This SOW is associated with the following other SOWs (each, together with this SOW, being an Associated SOW):

(a)
[TBC]

[SOWs should be associated for the purpose of setting Supplier's limitation of liability and enlarging Telecom's right to terminate. Telecom expects SOWs to be "associated" if the SOWs are within the scope of the same project.]

14.2
Optional [RFP]
 [Note, use if contracted services do not differ significantly from RFP] This SOW incorporates Telecom's request for proposals issued on [insert date] and entitled "[insert title]", as modified by subsequent Telecom correspondence, copies of which are option 1 [bound together in a volume entitled "Pre-Contractual Correspondence" and (for the purposes of identification) signed by the parties concurrently with the execution of this Agreement] option 2 [attached in Schedule [    ] (Pre-Contractual Correspondence)](RFP), but only to the extent that the RFP relates to Supplier's obligations under the remainder of this Agreement.]

14.3
Optional [Proposal]
 [Note, use if contracted services do not differ significantly from proposal] This SOW incorporates Supplier's proposal dated [insert date] and entitled "[insert title]", including any modifications that have been accepted by Telecom, copies of which are option 1 [bound together in a volume entitled "Supplier Proposal" and (for the purposes of identification) signed by the parties concurrently with the execution of this Agreement] option 2 [attached in Schedule [    ] (Pre-Contractual Correspondence)] (Proposal) but only to the extent that the Proposal relates to Supplier's obligations under the remainder of this Agreement.]

15
TERM AND TERMINATION

15.1
Term
This SOW will Option 1 where services commenced before execution [be deemed to have commenced on [insert date] (consideration for which is acknowledged by the parties)] Option 2 where services will commence after execution [commence on [insert date]] and will continue until Acceptance of all Deliverables.

15.2
Convenience termination by Telecom
Telecom may terminate this SOW on twenty (20) Working Days written notice to Supplier. In the event of such termination, Telecom will pay Supplier:

(a)
a Charge for all time reasonably expended by that Supplier and its Subcontractors in relation to its Services since the commencement of this SOW and up to the date of termination, less any Charges already paid by Telecom to that Supplier in relation to this SOW.

(b)
a Charge for all outstanding reasonable expenses necessarily incurred by Supplier up to the date of termination in performing its obligations under this SOW.

Supplier will take all reasonable steps to reduce the Charges in paragraphs (a) and (b) above, including by re-assigning its Personnel to other work wherever practicable. The total Charge payable to a Supplier under this clause will not exceed the total Charges otherwise payable to that Supplier under the terminated part of this SOW.

16
DELIVERABLES

[Adapt as required. The following is by way of example only. The timing for provision of the Deliverables is dealt with in the Contract Milestone section.]

16.1
Documents
Supplier will provide the following documentation Deliverables:

Document Name	Description	Ownership of Deliverable [Note 1]	Terms of Licence
Eg Specification		Telecom Owned Deliverable	NA
		Supplier Owned Deliverable	[Insert name of licence]
16.2
[Other?]
Supplier will provide the following other deliverables:

17
TELECOM REQUIREMENTS

Telecom's requirements for the Deliverable[s] at the date of this SOW are Option 1 [as specified in the [insert name of document] dated [insert date].] Option 2 [as follows:]

17.1
[Deliverable one]
Telecom has the following requirements for this Deliverable:

Component	Description of Component
1
2
3

17.2
[Deliverable two]
Telecom has the following requirements for this Deliverable:

Component	Description of Component
1
2
3
18
OPTIONAL [WARRANTY PERIOD]

[See definition of "Warranty Period". Consider including a period greater than three (3) months in the context of the relevant SOW.]

19
OPTIONAL [TEST PERIOD]

[Include a timeframe here if different time period for User Acceptance Testing to that specified in clause 6.3 of the MPSA]

20
OPTIONAL [LICENCE TERMS]

[Either describe the licence terms for any Supplier Owned Deliverables, or rely on the broad licence in clause 7 (Supplier Owned Deliverables.]

21
PROFESSIONAL SERVICES

[Insert as required, eg "…meet with Telecom users to discuss requirements, etc". The timing for provision of the Services is dealt with in the Contract Milestone section.]

22
OPTIONAL [PROJECT MANAGEMENT SERVICES]

22.1
Optional [Steering committee]
The Steering Committee is responsible for:

(a)
resolution of issues escalated by either Project Manager; and

(b)
committing resource as necessary.

The Project Steering Committee members are:

Role	Telecom representative	Supplier representative
Sponsor
Business
Project
Technical
[Commercial]
[Legal]
[Others]
22.2
Project Managers
For the duration of this SOW, each party will appoint a project manager to oversee the performance of that party's obligations under this SOW (a Project Manager). Telecom may rely on the authority of Supplier's Project Manager to act on behalf of Supplier in all respects in relation to this SOW.

22.3
Project team
The members of the core project team are:

Party	Role	Name	Start Date	Time Impact (H/M/L)
Supplier	Project Manager Optional [(Key Position)]]	[Insert name]
Telecom
22.4
Other resources
Other resources required for the project are:

Party	Role	Name	Start Date	Time Impact (H/M/L)

22.5
Key positions
Neither party will remove any of its Personnel from, or appoint new Personnel to, any role that is named as a "key position" above, without the other party's prior written consent, such consent not to be unreasonably withheld.

22.6
Project management methodologies
For this SOW, Supplier will operate in accordance with:

(a)
the project management methodologies and approaches agreed between the parties for this SOW; and

(b)
to the extent that specific methodologies and approaches have not been agreed between the parties, "best practice" standards of project management in New Zealand.

22.7
Reporting
Supplier's Project Manager will report (in writing) to Telecom's Project Manager as required from time to time, including a [weekly] update to Telecom's Project Manager on Supplier's progress in relation to this SOW for which Telecom's Project Manager is responsible (the Weekly Report). Each Weekly Report must include:

(a)
a detailed statement of Supplier's overall progress on the work required by this SOW;

(b)
a detailed statement of the work to be completed in the next [week];

(c)
notification of:

(i)
any delays, issues, or risks (whether actual or anticipated) which might affect Supplier's performance of its obligations under this SOW;

(ii)
the steps Supplier will take to minimise anticipated delays, recoup time lost due to prior delays, or otherwise minimise the impact of the matters referred to in sub-paragraph (i) above;

  (d)
  a breakdown of actual costs (including time and materials costs) incurred in the prior [week] for which Supplier proposes to invoice Telecom, and the anticipated costs for the next [week]; and

  (e)
  a concise summary of the above information.

22.8
Meetings
The parties' Project Managers will meet as required by Telecom's Project Manager from time to time, but no less than [weekly], to discuss the Weekly Report and any other matters requiring discussion relating to this SOW.

22.9
Escalation
If any matter raised in a Weekly Report is not resolved to the satisfaction of Telecom's Project Manager, then Telecom's Project Manager may refer the issue to be resolved at the first escalation level noted in the table below.

For each of the levels below, the issue may be referred to the next level by either party at any time. If the issue is not resolved at the final level noted below, then the dispute resolution provisions of the General Terms shall apply.

Level	Telecom's representative	Supplier's representative.
1	The Steering Committee, if any, and otherwise [name], [position]	[name], [position]
2	[name], [position]	[name], [position]
3	[name], [position]	[name], [position]
23
CONTRACT MILESTONES

23.1
Contract Milestone descriptions
[Adapt as requirements dictate. The following is by way of example only]

Description	Party	Begins/ Ends	Timing
	Supplier	Ends	Option 1 [Insert date]
Option 2 [Within X days of the Commencement Date]
	Supplier	Ends
	Telecom	Ends
23.2
Liquidated damages
Liquidated damages amount to [X%] of the Charges for [each day/week of delay / each delay and each day/week thereafter], up to a maximum of 20% of the Charges in relation to the relevant Deliverable. Telecom will be entitled to set off this credit from any Charges it owes Supplier. The imposition of this credit will not relieve Supplier of its obligations or limit any other rights or remedies of Telecom.

Supplier acknowledges that these liquidated damages represent a genuine pre-estimate of the minimum loss and/or costs that Telecom expects to incur or suffer (including internal costs) in connection with Supplier's failure to achieve a Contract Milestone, and that such liquidated damages are fair and reasonable. [Note, consider whether other impacts of delay or non-delivery should be recoverable. To be enforceable, the credit must be a genuine pre-estimate of Telecom's losses. C&SM should keep a file note of how the credit was calculated.]

24
CHARGES

24.1
Optional [Fixed Charges]
A lump sum of $[    ] (excluding GST) to be paid in the following proportions on the following milestones (expected dates are included for reference only):

Payment	Milestone	Expected Date
[ ]%	Signing of this SOW	Date
[ ]%	Acceptance of Design Specification	Date
[ ]%	Acceptance of Release #1	Date
[ ]%	Acceptance of Release #2	Date
[ ]%	Completion of Warranty Period	Date
24.2
Optional [Time based Charges]
Supplier's Charges for services per hour (up to 8 hours per day) for Telecom are set out below. Supplier agrees to provide Telecom with the Charges listed below (as updated from time to time in accordance with this clause). At the expiry of the initial 12 months after the commencement of this SOW, such Charges may be amended by Supplier from time to time subject to the following requirements. Any such increase will:

(a)
be limited to once per 12 month period;

(b)
be notified to Telecom in writing at least three months prior to the increase taking effect;

(c)
not, in any 12 month period, exceed the lower of 5% and the percentage increase in the CPI (All Groups) index for the previous 12 months of the latest CPI report;

(d)
not apply to any Services or Deliverables provided prior to such increase taking effect; and

(e)
be consistent with any other relevant requirement under the Agreement.

Grade	Description	Rate

24.3
Expenses
Supplier may not charge Telecom for any expenses, unless agreed otherwise with Telecom in writing and in advance of the expense being incurred.

24.4
Optional [Calculation of time based Charges]
Where any Charges are payable on the basis of time spent by Supplier's Personnel, Supplier will complete each assigned task in as reasonably economical and expeditious a manner as possible so as to minimise the such charges, consistent with Supplier's other obligations under this Agreement. Supplier will provide Telecom with all information Telecom may reasonably request to check the time spent, the rate charged for time and material work and the overall computation of such charges. Telecom will not be required to make payment of Charges for which Supplier is unable to provide appropriate timesheets, third party invoices and any other reasonable supporting documentation.

24.5
Open Book Pricing
Supplier will maintain an open book approach in relation to the Agreement to enable Telecom to monitor, scrutinise and verify the accuracy of all Charges, or any new Charges proposed by it. On request by Telecom from time to time, Supplier will provide to Telecom an open book account of its Charges and/or any proposed Charges, setting out full and transparent details of each component of the costings (including any profit margins or discounts applicable to those costings).

EXECUTION
For TELECOM DIRECTORIES LIMITED by:	For LOCAL MATTERS, INC. by:

Signature	Signature

Name / position	Name / position

Date	Date

GENERAL TERMS

Dated	8/4/2006

PARTIES

TELECOM DIRECTORIES LIMITED at Wellington, New Zealand (Telecom)

Local Matters, Inc. at 1221 Auraria Parkway

Denver (Supplier)

BACKGROUND

These General Terms (General Terms) set out the Telecom Directories Limited boilerplate provisions applying to the supply of information technology products and services generally.

Telecom's specific requirements for the supply of products and services from Supplier will be contained in separately executed supply agreements incorporating these General Terms (each such agreement a Supply Agreement).

These General Terms are executed by Supplier and Telecom for the purpose of identification. The General Terms are not intended to have legal effect, other than to the extent they are incorporated into a Supply Agreement.

GENERAL TERMS AND CONDITIONS

25
DEFINITIONS AND CONSTRUCTION

25.1
Definitions
In each Supply Agreement, unless the context requires otherwise:

Affiliate of a party, means any person or entity (including any holding company or subsidiary of the party or any member of its group of companies) from time to time that:

(a)
controls the party;

(b)
is controlled by the party; or

(c)
is controlled by a person that also controls the other party,

where "control" includes direct or indirect control.

Charges means the amounts payable by Telecom to Supplier, as specified in the Supply Agreement.

Confidential Information means all information, know-how or material in any form relating to or confidential or proprietary to the provider, or provided by a party (the owner) which becomes known or is provided to the other party (the recipient) as a result of the course of dealings between them which is by its nature confidential, is designated by a party as confidential or which the recipient ought reasonably know is confidential, including, without limitation, any non-public, commercially sensitive or secret information relating to owner's business, trade secrets, data, operations, customers, stakeholders, activities, planning, investigations, products, software, services, research and development and the contents of the Supply Agreement. A recipient of Confidential Information will not have any obligation to the extent the recipient can show the relevant information:

(a)
is part of or enters the public domain through no fault of the receiving party;

  (b)
  is already or becomes in the unrestricted possession of the recipient without there having been any breach of a third party's obligations of confidentiality;

  (c)
  has been independently developed by the recipient (as evidenced by records in its possession);

  (d)
  is not intended to be confidential as evidenced by the written agreement of owner; or

  (e)
  legally must be disclosed, or is required to be disclosed pursuant to the listing rules of any applicable stock exchange, provided that prior to making the disclosure the recipient has given the owner notice of the request for disclosure and where practical obtained a confidentiality order or similar protection limiting the persons to whom disclosure of the Confidential Information is made if owner has no effective status on the matter.

Effective Date means August 4, 2006.

Force Majeure Event means any:

(a)
act of God, fire, earthquake, storm, flood, or landslide;

(b)
unavoidable accident, explosion, public mains electrical supply failure, or nuclear accident;

(c)
sabotage, riot, civil disturbance, insurrection, epidemic, national emergency (whether in fact or law) or act of war (whether declared or not);

(d)
requirement or restriction of, or failure to act by, any government, semi-governmental or judicial entity; or

(e)
any other similar event the cause of which is beyond the reasonable control of the party concerned;

but does not include:

(f)
any event which the party affected could have avoided or overcome by exercising a standard of reasonable care at a reasonable cost; or

(g)
a lack of funds for any reason or any other inability to pay; or

Intellectual Property means all intellectual property rights and interests (including common law rights and interests) in any jurisdiction including (without limitation):

(a)
patents, trade marks, trade names, service marks, registered designs and all goodwill rights associated with such works, copyright, circuit layouts, domain names, symbols and logos;

(b)
applications and registrations of any item in (a) above; and

(c)
know-how, ideas, concepts, tools, techniques, computer program code, data, inventions, discoveries, developments, trade secrets, information and logical sequences (whether or not reduced to writing or other machine or human readable form).

GST means:

(a)
except as provided in paragraph (b) below, New Zealand goods and services tax, payable in accordance with the New Zealand Goods and Services Tax Act 1985; or

(b)
in relation to any invoice from Supplier's Australian resident Affiliates to Telecom's Australian resident Affiliates, Australian goods and services tax payable in accordance with a New Tax System (Goods and Services Tax) Act 1989.

Personnel of any entity means any director, officer, employee, contracted staff member or other worker of that entity or that entity's Affiliates contractors or agents.

Products means the products (including hardware and software) to be provided by or on behalf of Supplier under the Supply Agreement.

Services means the services to be provided by or on behalf of Supplier under the Supply Agreement.

Subcontractor means any person that performs any of Supplier's obligations under the Supply Agreement, excluding Supplier employees.

Working Day means any day of the week (other than a Saturday, Sunday or a public holiday observed in Wellington, New Zealand) between the hours of 8:30am and 5:30pm New Zealand time.

25.2
Construction
In each Supply Agreement, unless the context requires otherwise:

(a)
Working Days: Anything required by the Supply Agreement to be done on a day which is not a Working Day, may be validly done on the next Working Day.

(b)
Documents: A reference to any document, including these General Terms and the Supply Agreement, includes a reference to that document as amended or replaced from time to time.

(c)
Headings: Headings appear as a matter of convenience and do not affect the construction of the Supply Agreement.

(d)
Money: All references to dollars or $                  are references to New Zealand dollars unless expressly stated otherwise.

(e)
Parties: A reference to a party to the Supply Agreement or any other document includes that party's personal representatives/successors and permitted assigns.

(f)
Person: A reference to a person includes a corporation sole and also a body of persons, whether corporate or unincorporate.

(g)
Singular, Plural and Gender: The singular includes the plural and vice versa, and words importing one gender include the other genders.

(h)
Statutes and Regulations: A reference to an enactment or any regulations is a reference to that enactment or those regulations as amended, or to any enactment or regulations substituted for that enactment or those regulations.

26
TERM

These General Terms commence on the Effective Date and will remain in effect for so long as any Supply Agreement is in effect.

27
AGREEMENT

27.1
Supply Agreements
Telecom and Supplier may from time to time agree to enter into a Supply Agreement.

27.2
The Agreement
Each Supply Agreement, together with the provisions of these General Terms, will constitute a separate agreement.

27.3
Authority to enter
Each party represents that it is authorised to enter into and perform its obligations under the Supply Agreement.

27.4
Compliance with laws
Each party agrees it will perform all its obligations under the Supply Agreement in compliance with any applicable laws and regulations from any local, provincial, national, state, or federal government or government agency.

27.5
Telecom Affiliates
Each Supply Agreement is entered into by Telecom on its own behalf and for the benefit of its Affiliates and will, with any necessary modifications, apply to the supply of Products and Services to any Telecom Affiliate and be enforceable by each of them under the Contracts (Privity) Act 1982. Telecom will be solely responsible for all acts and omissions of Telecom's Affiliates, and any acts or omissions by a Telecom Affiliate, which if committed by Telecom would be a breach of the Supply Agreement, will be deemed to be committed by Telecom and Supplier must avail itself or any and all rights and remedies directly against Telecom.

28
PRODUCTS AND SERVICES

28.1
Provision of Products and Service
Supplier will provide the Products and Services in accordance with the Supply Agreement with industry standard standards of diligence, care and attention using Personnel with suitable skills and experience.

28.2
Non-exclusivity
Telecom is not entering into any form of exclusive arrangements with Supplier for supply of products or services by entering into the Supply Agreement. Telecom will not be prevented from obtaining products or services similar to or the same as those supplied under the Supply Agreement from anyone else. Supplier may provide services and products similar to the Services and Products hereunder to any third-party.

29
POLICIES AND CO-OPERATION

29.1
Policies
Supplier will comply with all Telecom's information management and retention policies and practices, technical architecture and product standards and other policies, practices and standards in force from time to time, provided that Telecom provides Supplier with copies of such policies a reasonable time in advance. If Telecom changes such policies after the Effective Date and such changes materially impact Supplier in terms of cost or ability to perform under any Statement of Work in effect under a Supply Agreement, then the parties will negotiate in good faith to revise at least the payment and Contract Milestones contained in the affected Statement of Work to the extent that they are impacted to take into account the effect of the new policies, practices or standards.

29.2
Co-operation
Telecom may, from time to time, require other suppliers to provide it with products and/or services in relation to the Supply Agreement. Supplier agrees that it will reasonably co-operate with such other suppliers (at no additional cost) as reasonably requested by Telecom provided that Telecom binds such other providers to confidentiality obligations at least as protective of Supplier and its Confidential Information as the terms and conditions contained herein.

30
PAYMENT

30.1
Charges
Supplier will ensure that all Charges are calculated and applied as set out in the Supply Agreement.

30.2
Invoicing
Supplier will ensure that each invoice issued by it is:

(a)
where GST is payable, in the form of a valid tax invoice for GST purposes;

(b)
fully itemised and includes all information reasonably required (including purchase order reference) in order to enable Telecom to establish the accuracy of the invoice, including:

(i)
reference to the Supply Agreement under which the invoice is issued;

(ii)
the Charges for and description of each Product and Service being invoiced;

(iii)
in respect of any Charges on a time and rate basis, the relevant times and rates upon which the Charge is based;

(iv)
full details of any approved expenses incurred, together with copies of invoices for such items which have a value greater than $1,000; and

(v)
separately for each charged item, sums due in respect of GST; and

(c)
issued within one month of the date that Supplier completes all services or delivers all deliverables described in or charged under the invoice.

30.3
Payment
Telecom will pay Supplier's invoices by the 20th of the month following the month of Telecom receiving Supplier's valid invoice. If Telecom fails to pay any undisputed sum on the due date, Supplier may issue a reminder notice to Telecom requiring Telecom to pay the undisputed sum. If Telecom fails to pay any undisputed sum within 10 Working Days following receipt of such reminder notice, Telecom pay interest on that sum at the rate of 1.5% per month, or, if less, the highest rate permitted by applicable law from the due date until the date of actual payment.

30.4
Disputed invoices
If Telecom has a genuine good faith dispute in relation to all or any portion of an invoice submitted by Supplier, Telecom may withhold payment of the amount subject to the dispute. If reasonably necessary, either party may refer the disputed payment to the disputes process set out in clause 32 (Dispute Resolution) for resolution. Telecom will pay the undisputed amount when it becomes due and payable in accordance with the terms of the Supply Agreement and Supplier will continue to perform its obligations under the Supply Agreement while the dispute is being resolved.

30.5
Australian entities
In the case of amounts to be invoiced for Products and Services provided by Supplier to an Australian-based Telecom Affiliate, Supplier will, if requested by Telecom, invoice Telecom's Australian Affiliate and payment by that Affiliate will fully discharge Telecom's obligation to pay that invoice. If Telecom requests Supplier to invoice Telecom's Australian based Affiliate and the Products and Services are provided or performed wholly and exclusively to or in Australia, then Supplier may nominate one of its Australian Affiliates to issue the invoice.

30.6
Taxes
All amounts set out in the Supply Agreement shall be exclusive of GST and Telecom shall be responsible for paying all applicable GST where Supplier provides Telecom with a valid tax invoice for the same. Amounts payable are inclusive of all other government taxes, value added taxes, withholding taxes, duties, imposts and levies of a similar nature (Applicable Taxes), however designated, assessed or levied on Supplier in relation to the Agreement (including penalties thereon). Amounts payable by Telecom are inclusive of all withholding taxes. Where Telecom is required by law to make payment to Supplier subject to the deduction of withholding taxes, the payment shall be made subject to such deduction or withholding. Payment by Telecom to the

  Supplier of the net amount shall be a complete and final discharge by Telecom of its obligation to make the relevant payment. If any amounts paid by Telecom to Supplier are subsequently assessed by the relevant taxation or other authority to be subject to any Applicable Taxes, Telecom may in its discretion either:

  (a)
  withhold an amount equal to such tax assessed so as to set off such amount against any future payments to be made by Telecom; or

  (b)
  require Supplier to pay an amount equal to such tax assessed in which event Supplier shall, at the request of Telecom, pay such amount to Telecom and Telecom will pay such amount to the relevant taxation or other authority.

31
CONFIDENTIALITY

31.1
Confidentiality obligations
The party (Recipient) receiving Confidential Information of the other party (Owner) will (except with Owner's prior written approval):

(a)
not use the Confidential Information (nor allow it to be used) for any purpose other than to perform its obligations under the Supply Agreement or exercise its rights under the Supply Agreement;

(b)
not disclose the Confidential Information to anyone other than its:

(i)
Personnel or Affiliates who have a need-to-know for the purposes of fulfilling the Recipient's obligations under the Supply Agreement or exercise its rights under the Supply Agreement; or

(ii)
professional advisors, upon obtaining a similar undertaking of confidentiality from such advisors.

(c)
treat, and will ensure that its relevant Personnel and Affiliates treat, the Confidential Information with the utmost confidence;

(d)
ensure that its relevant Personnel and Subcontractors are made aware of and are bound in writing by the duty of confidence that is owed by it to the Owner;

(e)
store and keep all materials containing Confidential Information in secure custody (which is appropriate depending upon the form of such materials and the nature of the Confidential Information); and

(f)
without limiting the above obligations, exercise the same standard of care in the treatment and protection of the Confidential Information as it exercises or should exercise for its own confidential information of a similar nature and sensitivity.

(g)
on discovery of any breach of this clause by Recipient or any person in possession of Confidential Information through Recipient, immediately notify Owner of such breach and co-operate with Owner in every reasonable way to help Owner regain possession of the Confidential Information and prevent its further unauthorised use or disclosure.

31.2
Press releases and references
Regardless of clause 31.1 (Confidentiality obligations), Supplier will not make any press release or offer any customer reference in relation to the Supply Agreement without Telecom's prior written consent, which may be withheld, or granted on such conditions, as Telecom determines. In providing any requested customer reference, Telecom may freely disclose information regarding the Products and Services and Supplier's performance under any agreement with the Telecom or its Affiliates, but may not disclose information regarding Supplier's charges.

32
DISPUTE RESOLUTION

32.1
No court proceedings
Except where a party seeks urgent interlocutory relief, unless a party has first complied with clause 32 (Dispute resolution) it may not commence court proceedings.

32.2
Notice of Dispute
If a dispute, disagreement, question or difference arises between the parties in relation to the Supply Agreement (Dispute), either party may give the other written notice requiring that the Dispute be determined in accordance with this clause 32 (Dispute resolution) (Dispute Notice). A party's Dispute Notice must specify:

(a)
the nature of the Dispute;

(b)
its representatives for negotiations under clause 32.4 (Negotiations);

(c)
its suggestion for settling the Dispute.

32.3
Response to Dispute Notice
The party receiving the Dispute Notice must, within 5 Working Days of receiving the Dispute Notice, reply to the other party by notice in writing (Dispute Notice Response) specifying:

(a)
its representatives for negotiations under clause 32.4 (Negotiations);

(b)
its suggestion for settling the Dispute.

32.4
Negotiations
The parties will enter into negotiations to resolve the Dispute within 10 Working Days of the giving of the Dispute Notice. Negotiations will be held between the following representatives of the parties (who must have authority to settle the dispute):

(a)
initially between a senior manager of each party who will endeavour to resolve the Dispute within 15 Working Days of the giving of the Dispute Notice;

(b)
if the senior managers do not resolve the Dispute within that time, then between Telecom's Chief Operating Officer Technology and Enterprise (or delegate) and Supplier's CEO (or delegate), who will endeavour to resolve the Dispute within 25 Working Days of the giving of the Dispute Notice.

32.5
Referral to Mediator
If Telecom's Chief Information Officer (or delegate) and Supplier's CEO (or delegate) do not resolve the Dispute within 25 Working Days of the giving of the Dispute Notice, either party may refer the Dispute to mediation, by written notice to the other (Mediation Notice). The mediation will be conducted as soon as possible in Wellington, New Zealand. If the parties can not agree on a mediator within 5 Working Days of the giving of the Mediation Notice, the mediator will be selected at the request of either party by the president for the time being of LEADR (Lawyers Engaged in Alternative Dispute Resolution, New Zealand) or its successor. The terms of reference for the mediation, if not agreed between the parties within 5 Working Days of the giving of the Mediation Notice, will be the model mediation terms suggested by LEADR.

32.6
Arbitration
If the parties are unable to resolve the Dispute by mediation within 20 Working Days of the giving of the Mediation Notice, either party may refer the Dispute to arbitration by a sole arbitrator (being a New Zealand resident) under the Arbitration Act 1996, by written notice to the other (Arbitration Notice). The arbitration will be conducted as soon as possible in Wellington, New Zealand. If the parties can not agree on an arbitrator within 5 Working Days of the giving of the Arbitration Notice, the arbitrator will be appointed at the request of either party by the president for the time being of the New Zealand Law Society or his/her nominee. Clauses 3 and 6 of the Second Schedule of the Arbitration Act 1996 will apply to any arbitral proceedings under the Supply Agreement. No other clauses in the Second Schedule will apply. The award in the arbitration will be final and binding.

32.7
Good faith and continuity
Pending resolution of any Dispute, each party will:

(a)
make all reasonable efforts in good faith to resolve the Dispute promptly and in a manner which minimises any impact on the Services and Telecom's business; and

(b)
continue to perform its other obligations under the Supply Agreement, provided the other party is complying with clause 32 (Dispute Resolution) in all material respects.

32.8
Withholding of payment
Without prejudice to its other rights and remedies, and despite anything else in the Supply Agreement, if Telecom reasonably believes that Supplier is in breach of the Supply Agreement, Telecom may withhold payment of all or any part of the Charges, provided that:

(a)
Telecom has detailed the breach in a Dispute Notice or Dispute Notice Response;

(b)
the withheld part is reasonably proportional to the seriousness of the breach; and

(c)
the withheld part is paid to Supplier immediately upon the breach being remedied; and

(d)
late fees will accrue on unpaid amounts pursuant to clause 6.3.

Supplier will continue to perform its obligations under the Supply Agreement following any such withholding.

33
NON-SOLICITATION

If any party or one of its Affiliates hires (whether as an employee, independent contractor or in any other capacity) any person who was, within three months prior to the hiring, an employee of the other party or one of its Affiliates and has been hired to carry out the same or substantially similar work to that he/she carried out for the other party or its Affiliate, the first party agrees to pay the other party a finder's fee equal to 20% of that person's annualised gross compensation at the time he or she left the employment of the other party or its Affiliate. The foregoing notwithstanding, neither party will be deemed to have breached this clause 9 by (a) hiring personnel responding to generally placed help-wanted advertisements or job postings or (b) hiring personnel of the other party that have been terminated or notified of pending termination by the other party.

34
TERMINATION

34.1
Default events
Either party may on written notice to the other party terminate the Supply Agreement if the other party:

(a)
has materially breached any of its obligations under the Supply Agreement and the breach:

(i)
if capable of being remedied, is not remedied within 20 Working Days of receiving written notice by the other party specifying that the notifying party has the right to terminate under this clause if the breach is not remedied; or

(ii)
is not capable of being remedied.

(b)
has assigned its rights or obligations under the Supply Agreement otherwise than in accordance with clause 37 (Assignment and Subcontracting);

  (c)
  goes into liquidation or has a receiver, administrator, statutory manager or similar officer appointed in respect of it (other than solely for the purpose of amalgamation or solvent reconstruction);

  (d)
  has an order made, resolution passed or other step taken against it by any person (other than a frivolous or vexatious step which is contested in good faith by appropriate proceedings) for its dissolution;

  (e)
  ceases to carry on its business or threatens to cease trading in a normal manner;

  (f)
  is unable to pay its debts as they become due as defined by the Companies Act 1993 or as determined under the general law;

  (g)
  is subject to a Force Majeure Event that continues for more than 10 Working Days.

34.2
Partial termination
Where Telecom has the right to terminate the Supply Agreement, Telecom may, at its discretion, partially terminate the Supply Agreement in respect of those parts which have not yet been performed by Supplier and can reasonably be severed from the remainder of the Supply Agreement.

34.3
Transition assistance
Prior to and at Telecom's option for a period of up to 12 months following the expiry or termination of all or any part of a Supply Agreement (the "Disengagement Period"), the Supplier will provide such assistance and information as is reasonably necessary and requested by Telecom to enable an orderly assumption of the Services by a third party or Telecom and where required by Telecom negotiate in good faith a disengagement plan to achieve disengagement addressing as a minimum:

(a)
Telecom's access to data and other information which is being used by Supplier in connection with the Services that is reasonable required by Telecom;

(b)
Telecom's access to the know-how, skill and information of Supplier staff engaged on the Services

(c)
any required training to allow Telecom or a third party to commence provision of the Services

(d)
Suppliers full co-operation with Telecom and with any third party whom Telecom proposes will or may do any part of the Services

All Services which Supplier continues to provide to Telecom during the Disengagement Period will be charged at the same rates which Telecom has paid to Supplier in the month preceding the expiry or termination of all or any part of the Supply Agreement. Where compliance with this clause 10.3 involves the Supplier applying resources in addition to those required to provide the Services, Telecom will pay the Supplier its reasonable costs and expenses of complying with this requirement.

34.4
Consequences of termination
Following the expiry or termination of all or any part of the Supply Agreement:

(a)
all Charges and other payments outstanding or incurred prior to the date of expiry or termination under the terminated part of the Supply Agreement will become immediately due and payable;

(b)
each party will either promptly deliver to the other or, at the other party's option, destroy and certify the destruction of, all of the other party's property and Confidential Information

    (in any reasonable format requested by the other party) under the terminated part of the Supply Agreement, as and when reasonably requested in writing by the other party;

  (c)
  except in the case of termination by Supplier under clause 34.1 (Default events), Supplier will promptly deliver to Telecom all work in progress on any Telecom Owned Deliverable in Supplier's or its Subcontractors' possession or control under the terminated part of the Supply Agreement.

34.5
Other Supply Agreements
For avoidance of doubt, the expiry or termination of a Supply Agreement will not affect the provisions of these General Terms as they are incorporated into any other Supply Agreement.

34.6
Accrued rights
The expiry or termination of all or any part of a Supply Agreement will be without prejudice to the rights of the parties accrued up to the date of such expiry or termination.

34.7
Survival
In relation to each Supply Agreement, the provisions of the following clauses will remain in full force and effect following the expiry or termination of all or any part of the Supply Agreement: clauses 1 (Definitions), 6 (Payment), 31 (Confidentiality), 32 (Dispute Resolution), 34 (Termination) and 15 (General).

35
FORCE MAJEURE

Notwithstanding any other provision of a Supply Agreement, neither Telecom nor Supplier will be liable for any failure or delay in complying with any obligation under the Supply Agreement (excluding any payment obligation) if:

(a)
the failure or delay arises from a Force Majeure Event;

(b)
that party, on becoming aware of the Force Majeure Event, promptly notifies the other party in writing of the nature of, the expected duration of, the obligation(s) affected by, and the steps being taken by that party to mitigate, avoid or remedy, the Force Majeure Event; and

(c)
that party uses its commercially reasonable efforts to:

(i)
mitigate the effects of the Force Majeure Event on that party's obligations under the Supply Agreement; and

(ii)
perform that party's obligations which are not affected by the Force Majeure Event.

Performance of any obligation affected by a Force Majeure Event will be resumed as soon as practicable after the termination or abatement of the Force Majeure Event.

36
INFORMATION AND AUDIT

36.1
Information
Supplier will retain during the term of the Supply Agreement and for a reasonable period afterwards, accurate records of the Charges made and Services provided.

36.2
Audit right
Without prejudice to its obligations under a Supply Agreement, once every 12 months, Supplier will permit Telecom or its authorised representative (in any case the Auditor) on 10 Working Days prior written notice to have access to Supplier's records related to Charges under an applicable Supply Agreement to:

(a)
examine records, documents or other relevant information relating to the Charges under a Supply Agreement; and

  (b)
  ask for and receive explanations in respect to such matters from Supplier or such Subcontractors in respect of Charges under the Supply Agreement,

to the extent necessary for the Auditor to satisfy itself that Charges are accurate. Supplier may request replacement of the Auditor if it reasonably considers the Auditor is unsuitable due to competitive conflict.

In the event that Telecom reasonably requires further records, documents or other relevant information relating to a Supply Agreement in order to satisfy itself that Supplier's obligations under the Supply Agreement and any contractual terms, regulations, statutory provisions and the like affecting Telecom and relating to the Supply Agreement are being complied with, Supplier agrees to promptly provide such information to Telecom subject to Telecom providing a reasonable explanation as to why such information is required. Supplier agrees that it will not unreasonably withhold such information from Telecom.

36.3
Access conditions
Access will be granted to the Auditor at any time during which the relevant premises are ordinarily open for business, provided that (i) any authorised representative of Telecom has first produced to Supplier any necessary authorisation from Telecom; (ii) any access by Telecom will not unreasonably disrupt Supplier's normal business operations and (iii) Auditor agrees to comply with all reasonable requirements of Supplier stipulated for the purpose of protecting the confidentiality of information.

37
ASSIGNMENT AND SUBCONTRACTING

37.1
Assignment by the parties
Neither party will be entitled to directly or indirectly (including due to, or by way of, a change of control) assign, transfer or otherwise dispose of any of its rights or obligations under a Supply Agreement, except:

(a)
Telecom may at any time on notice to Supplier assign all or any part of the Supply Agreement to any Telecom Affiliate or any third party providing services to Telecom, provided that the assignee undertakes to Supplier to fully perform and be bound by the Supply Agreement and, in Telecom's reasonable opinion, the assignee is not a competitor of Supplier and is able to pay any Charges as they become due and payable; or

(b)
with the prior written consent of the other party, which consent will not be unreasonably withheld or delayed (which, in the case of the assignee being a competitor of either party, may be withheld by that party until reasonable mechanisms to that party's reasonable satisfaction have been agreed and put in place to protect that party's commercially sensitive or valuable Intellectual Property and pricing information);

37.2
Subcontracting by Supplier
Supplier may not subcontract any part of a Supply Agreement (except for minor details, purchases of materials, and any Service for which the Subcontractor is named in the Supply Agreement or that is obvious on its face) without Telecom's prior written consent. Upon termination of a Supply Agreement, Telecom may deal with any Subcontractor directly in relation to the subject matter of the Supply Agreement. If reasonably requested by Telecom, Supplier will ensure that its Subcontractors enter into an agreement which enables Telecom to take over the benefit and obligations of Supplier under the respective Subcontractor agreement in the event of termination of the Supply Agreement. Supplier will be responsible and liable for all acts and omissions of any Subcontractor. The entry by Supplier into a subcontract will not:

(a)
create a contractual relationship between Telecom and the Subcontractor; and

  (b)
  relieve Supplier from liability for the performance of any obligations under the Supply Agreement.

38
WARRANTIES

Supplier represents and warrants that:

(a)
the performance of its obligations under the Supply Agreement will not conflict with any obligation or duty owed to any third party; and

(b)
all information provided or to be provided to Telecom by Supplier under any Supplier Agreement is, at the time of disclosure and to the best of Supplier's knowledge, accurate, complete and true.

The express warranties in this Section 14 (and any applicable Supply Agreement or SOW) are exclusive and in lieu of all other warranties, whether express, implied, or statutory, including, without limitation, any implied warranties concerning the Deliverables or Services and warranties of merchantability, title, fitness for a particular purpose or non-infringement, which Supplier expressly disclaims to the fullest extent permissible by law.

39
GENERAL

39.1
Notices
Any notice or other communication to be given under a Supply Agreement may be in writing and delivered by hand, registered mail or facsimile to Telecom or Supplier (as the case may be) at the respective addresses specified below. Receipt will be deemed upon delivery by hand, 3 Working Days after posting, or upon receipt of facsimile confirmation (whichever is applicable).

Telecom:

Telecom Directories Limited WELLINGTON

Attention: Company Secretary
Fax: 64 4 498 9176

Copy: Head of Infrastructure Supply

Fax: 64 4 473 0637

Supplier:

Local Matters, Inc.

1221 Auraria Parkway

Denver, Colorado 80204

15.2
Severability
If any one or more of the provisions of a Supply Agreement will be invalid, void, illegal or unenforceable, the validity, existence, legality and enforceability of the remaining provisions will not in any way be affected, prejudiced or impaired.

15.3
Waiver
No term or condition of a Supply Agreement will be deemed to have been waived and no delay, breach or default will be deemed to have been excused unless the waiver or excuse is in writing and signed by an authorised representative of the relevant party.

15.4
Entire Agreement
Each Supply Agreement, these General Terms, and any documents appended to or referred to from it contains the entire understanding between Telecom and Supplier concerning its subject matter and supersedes all previous agreements and understandings between the parties on this subject matter.

15.5
Contract variations
No Supply Agreement may be modified or amended except in writing signed by a duly authorised representative of each party; no other act, document, usage, or custom will be deemed to amend or modify the Supply Agreement.

15.6
No Agency etc
Nothing in a Supply Agreement will be deemed to constitute either party as the agent, partner or joint venturer of the other. Supplier, in providing the Products and Services to Telecom under each Supply Agreement, is acting as an independent contractor.

15.7
Counterparts
Each Agreement may be executed in several counterparts (including facsimile copies), all of which when signed and taken together constitute a single agreement between the parties.

15.8
Further acts and documents
Each party will, at its own expense and when requested by the other party, promptly do, sign and deliver everything reasonably required for the purposes of and to give full effect to each Supply Agreement, its provisions and any transactions contemplated by it.

15.9
Set-Off
Telecom may deduct from or set-off against any amount that is or may become payable by it to the Supplier in relation to a Supply Agreement.

15.10
Governing Law
Each Supply Agreement will be governed by the laws of New Zealand and the parties submit to the non-exclusive jurisdiction of the New Zealand courts.

EXECUTION
TELECOM NEW ZEALAND LIMITED by:
/s/ DUDLEY ENOKA Signature of authorised signatory
Dudley Enoka Name of authorised signatory
Local Matters, Inc. by:
/s/ PERRY EVANS Signature of authorised signatory
Perry Evans Name of authorised signatory

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MASTER PROFESSIONAL SERVICES AGREEMENT
LOCAL MATTERS (Supplier)
TELECOM DIRECTORIES LIMITED (Telecom)
SOW FOR [ INSERT PROJECT NAME ]
GENERAL TERMS